Exhibit 107.1

CALCULATION OF FILING FEE TABLE
FORM S-8
(Form Type)

WALKME LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (3)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2021 Share Incentive Plan	Equity	Ordinary shares, no par value per share	Rule 457(c) and Rule 457(h)	4,543,233	$8.58	$38,980,939.14	$147.60 per million dollars	$5,753.59
2021 Employee Share Purchase Plan	Equity	Ordinary shares, no par value per share	Rule 457(c) and Rule 457(h)	1,089,308	$8.58	$9,346,262.64	$147.60 per million dollars	$1,379.51
	Total Offering Amounts					$48,327,201.78		$7,133.10
	Total Fee Offsets (4)							$0
	Net Fee Due							$7,133.10

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares that become issuable under the WalkMe Ltd. 2021 Share Incentive Plan (the “2021 Plan”) and WalkMe Ltd. 2021 Employee Share Purchase Plan (the “2021 ESPP”) by reason of any share dividend, share split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding ordinary shares.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the 2021 Plan and the 2021 ESPP is based upon the average of the high and low prices of the Registrant’s ordinary shares, as reported on the Nasdaq Global Select Market on March 14, 2024, which date is within five business days prior to the filing of this Registration Statement.

(3) Represents 4,543,233 ordinary shares to be issued pursuant to an automatic increase to the number of ordinary shares available for issuance under the 2021 Plan, effective January 1, 2024 and 1,089,308 shares to be issued pursuant to an automatic increase to the number of ordinary shares available for issuance under the 2021 ESPP, effective January 1, 2024.

(4) The Registrant does not have any fee offsets.